Exhibit 10.23

EIGHTH AMENDMENT TO FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT

This EIGHTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of August 29, 2013, by and among ANTERO RESOURCES CORPORATION, a Delaware corporation, formerly known as Antero Resources Appalachian Corporation and successor by merger to each of Antero Resources Arkoma LLC, Antero Resources Piceance LLC and Antero Resources Pipeline LLC (the “Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Fourth Amended and Restated Credit Agreement, dated as of November 4, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Administrative Agent, the Lenders, the Borrower and the Guarantors have agreed to amend the Credit Agreement as provided herein subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Guarantors, the Administrative Agent and the Lenders hereby agree as follows:

SECTION 1.                                       Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1                                             Amended Definitions.  The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended and restated in their entirety to read as follows:

“Aggregate Commitment” means, at any time, the sum of the Commitments of all the Lenders at such time, as such amount may be reduced or increased from time to time pursuant to Section 2.02 and Section 2.03; provided that such amount shall not at any time exceed the lesser of (a) the Borrowing Base then in effect and (b) the Maximum Facility Amount.  As of the Eighth Amendment Effective Date, the Aggregate Commitment is $1,750,000,000.

“Change of Control” means the occurrence of any of the following events:

(a) prior to the completion of a Qualified IPO, (i) any Person or two or more Persons (other than the Permitted Holders) acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Holding’s management or their designees to be voted in favor of Persons nominated by Holding’s Board of Directors) of thirty percent (30%) or more of the outstanding voting securities of Holdings, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Holdings), (ii) one-third or more of the directors of Holdings shall consist of Persons not nominated by Holding’s Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements), (iii) Paul Rady ceases to be Chairman of the Board and Chief Executive Officer of Holdings and if such cessation is due to his death or disability, he is not replaced by a successor approved by Majority Lenders within 90 days after such death or disability occurs, such approval not to be unreasonably withheld, (iv) Glen Warren ceases to be President and Chief Financial Officer of Holdings and if such cessation is due to his death or disability, he is not replaced by a successor approved by Majority Lenders within 90 days after such death or disability occurs, such approval not to be unreasonably withheld, (v) except to the extent otherwise (A) permitted under the terms of the Credit Agreement or (B) pursuant to or as a result of a merger between Holdings and the Borrower, which merger occurs immediately before the Qualified IPO, Holdings ceases to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of any Borrower, or (vi) the occurrence of a “Change of Control” under and as defined in the Indenture; or

(b) after the completion of a Qualified IPO: (i) any “person” or “group” of related persons (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty five percent (35%) of the total voting power of the outstanding capital stock (excluding any debt securities convertible into equity) normally entitled to vote in the election of directors (“Voting Stock”) of the Borrower (or its successor by merger, consolidation or purchase of all or substantially all of its assets); (ii) the first day on which a majority of the members of the board of directors of the Borrower are not, as of any date of determination, either (A) a member of the board of directors of the Borrower on the date the Qualified IPO is consummated, or (B) individuals who were nominated for election or elected to the Borrower’s board of directors with the approval of the majority of the directors described in clause (A) (or approved for nomination or election by the majority of directors described in clause (A) or (B) hereof) who were members of the Borrower’s board of directors at the time of such nomination or election; or (iii) the occurrence of a “Change of Control” as such term is defined in the Indenture.

“Holdings” means Antero Resources LLC, a Delaware limited liability company; provided that at any time after Antero Resources LLC merges with and into Antero, Holdings shall be deemed to refer to Antero.

1.2                                             Additional Definitions.  The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Antero Midstream” means a company to be formed prior to the consummation of the Qualified IPO, all of whose outstanding Equity Interests (other than the Midstream Special Interests) will be held by the Borrower.

“Eighth Amendment Effective Date” means August 29, 2013.

“Midstream Qualified IPO” means an underwritten public offering pursuant to a registration statement under the Securities Act that results in (i) aggregate gross cash proceeds to Antero Midstream of at least $50 million (before underwriting discounts and commissions and offering expenses) and (ii) no more than 30% of the fully diluted outstanding capital stock of Antero Midstream being held, directly or indirectly, by Persons other than the Permitted Holders.

“Midstream Special Interests” means interests in Antero Midstream not entitled to distributions and which (i) possess the sole right to cause the consummation of a Midstream Qualified IPO by Antero Midstream and (ii) upon consummation of a Midstream Qualified IPO, shall convert to the non-economic general partner interest and incentive distribution rights in Antero Midstream following its conversion to a limited partnership in connection with a Midstream Qualified IPO.

“Qualified IPO” means an underwritten public offering pursuant to a registration statement under the Securities Act that results in (i) aggregate gross cash proceeds to the Borrower of at least $750 million (before underwriting discounts and commissions and offering expenses) and (ii) no more than 30% of the fully diluted outstanding capital stock of the Borrower being held, directly or indirectly, by Persons other than the Permitted Holders.

1.3                               Additional Lenders.  Section 2.03 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 2.03  Additional Lenders; Increases in the Aggregate Commitment.  If (a) no Default exists as of the date of such increase or would be caused by such increase, (b) the Borrowers concurrently pay any additional fees to each increasing Lender and each new Lender required as a result of such increase, and (c) immediately after giving effect to such increase, the Aggregate Commitment does not exceed the lesser of (i) the Borrowing Base then in effect and (ii) the Maximum Facility Amount, the Borrowers may elect to increase the Aggregate Commitment in a minimum amount of $50,000,000 and integral multiples of $10,000,000 in excess thereof by providing written notice of such increase to the Administrative Agent.  No Lender shall have any right or obligation to participate in any increase in the Aggregate Commitment.  The Borrower may effect such increase, with the consent of the Administrative Agent, by increasing the Commitment of a Lender or by causing a Person that is acceptable to the Administrative Agent, that at such time is not a Lender, to become a Lender (an “Additional Lender”). Such Lender or Additional Lender shall evidence its obligation to provide such increase by executing and delivering to the Borrowers and the Administrative Agent a certificate substantially in the form of Exhibit E hereto (a “Lender Certificate”).  In the event that within 10 Business Days of the Administrative Agent’s receipt of such written notice, the existing Lenders and/or Additional Lenders fail to provide increases in their respective Commitments sufficient to satisfy such requested increase in the Aggregate Commitment, the Borrowers may adjust the previously requested increase to reflect the increased Commitments of existing Lenders and/or Additional Lenders received as of such date.  Upon receipt by the Administrative Agent of Lender Certificates representing increases to existing Lender Commitments and/or Commitments from Additional Lenders as provided in this Section 2.03 in an aggregate amount equal to the requested increase (as the same may have been adjusted), (i) the Aggregate Commitment (including the Commitment of any Person that becomes an Additional Lender by delivery of a Lender Certificate) automatically without further action by the Borrowers, the Administrative Agent or any Lender shall be increased on the effective date set forth in such Lender Certificates by the amount indicated in such Lender Certificates, (ii) the Register and Schedule 1.01 shall be amended to add the Commitment of each Additional Lender or to reflect the increase in the Commitment of each existing Lender, and the Applicable Percentages of the Lenders shall be adjusted accordingly to reflect each Additional Lender or the increase in the Commitment of each existing Lender, (iii) any such Additional Lender shall be deemed to be a party in all respects to this Agreement and any other Loan Documents to which the Lenders are a party, and (iv) upon the effective date set forth in such Lender Certificate, any such Lender party to the Lender Certificate shall purchase and each existing Lender shall assign to such Lender a ratable portion of the outstanding Credit Exposure of each of the existing Lenders such that the Lenders (including any Additional Lender, if applicable) shall have the appropriate portion of the Aggregate Credit Exposure of the Lenders (based in each case on such Lender’s Applicable Percentage, as revised pursuant to this Section).  To the extent requested by any Lender and in accordance with Section 2.16, the Borrowers shall pay to such Lender, within the time period prescribed by Section 2.16, any amounts required to be paid by the Borrowers under Section 2.16 in the event the payment of any principal of any

Eurodollar Loan or the conversion of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto is required in connection with the increase of the Aggregate Commitment contemplated by this Section 2.03.

1.4                               Dispositions.  Section 7.05 of the Credit Agreement shall be and it hereby is amended by (a) deleting the “and” located at the end of clause (h) thereof, (b) deleting the period located at the end of clause (i) thereof and substituting in lieu thereof the following “;”, and (c) adding new clauses (j) and (k) to the end thereof to read as follows:

(j) the Disposition of any or all of the Midstream Special Interests on or before the consummation of a Midstream Qualified IPO; provided that (i) at the time and immediately after giving effect to such Disposition, no Default shall have occurred and be continuing, (ii) prior to the consummation of such Disposition, Antero and Antero Midstream shall have entered into an agreement with the Administrative Agent collaterally assigning to the Administrative Agent all rights, title and interest of Antero and any of its Subsidiaries (other than Antero Midstream) in the long term midstream contracts and service contracts between Antero and such Subsidiaries and Antero Midstream, in each case, on terms and conditions reasonably satisfactory to the Required Lenders, and (iii) at any time upon the request of the Administrative Agent or any Lender, the Borrowers provide to the Administrative Agent or such Lender executed copies of the documents entered into or related to such Disposition; and

(k) the Disposition of Equity Interests in Antero Midstream after the consummation of the Midstream Qualified IPO; provided that the total Equity Interest disposed of pursuant to this Section 7.05(k) together with the Equity Interests disposed of on the Midstream Qualified IPO do not exceed, in the aggregate, thirty percent (30%) of the total outstanding Equity Interests of Antero Midstream.

1.5                               Restricted Payments.  Section 7.06 of the Credit Agreement shall be and it hereby is amended by (a) deleting the “and” located at the end of clause (a) thereof, (b) deleting the period located at the end of clause (b) thereof and substituting in lieu thereof the following “, and” and (c) adding new clause (c) at the end thereof to read as follows:

(c) any Restricted Payment made pursuant to Section 7.05(j) to the extent such Disposition constitutes a Restricted Payment.

1.6                               Schedules.  Schedule 1.01 to the Credit Agreement shall be and it hereby is amended in its entirety and replaced with Schedule 1.01 attached hereto.

SECTION 2.                                       Redetermined Borrowing Base.  This Amendment shall constitute notice of the Redetermination of the Borrowing Base pursuant to Section 3.05 of the Credit Agreement, and the Administrative Agent, the Lenders, the Borrower and the Guarantors hereby acknowledge that effective as of the Eighth Amendment Effective Date, the Borrowing Base is $2,000,000,000, and such redetermined Borrowing Base shall remain in effect until the earlier of

(i) the next Redetermination of the Borrowing Base and (ii) the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement.

SECTION 3.                                       New Lenders and Reallocation and Increase of Commitments.  The Lenders have agreed among themselves to reallocate their respective Commitments, and to, among other things, (a) permit one or more of the Lenders to increase their respective Commitments under the Credit Agreement (each, an “Increasing Lender”) and (b) allow certain financial institutions identified by J.P. Morgan Securities LLC (“JP Morgan”), in its capacity as an Arranger, in consultation with the Borrower, to become a party to the Credit Agreement as a Lender (each, a “New Lender”) by acquiring an interest in the Aggregate Commitment.  Each of the Administrative Agent and the Borrower hereby consents to (i) the reallocation of the Commitments, (ii) each New Lender’s acquisition of an interest in the Aggregate Commitment, and (iii) the increase in each Increasing Lender’s Commitment.  On the date this Amendment becomes effective and after giving effect to such reallocation and increase of the Aggregate Commitment, the Commitment of each Lender shall be as set forth on Schedule 1.01 of this Amendment.  Each Lender hereby consents to the Commitments set forth on Schedule 1.01 of this Amendment.  The reallocation of the Aggregate Commitment among the Lenders shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Credit Agreement as if the Lenders had executed an Assignment and Assumption with respect to such reallocation.  The Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 11.04(b)(ii)(C) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 3.  The increase in each Increasing Lender’s Commitment and the acquisition by each New Lender of an interest in the Aggregate Commitment shall be deemed to have been consummated pursuant to the terms of the Lender Certificate attached as Exhibit E to the Credit Agreement as if such Increasing Lender or New Lender, as the case may be, had executed a Lender Certificate with respect to such increase or acquisition.  To the extent requested by any Lender and in accordance with Section 2.16 of the Credit Agreement, the Borrower shall pay to such Lender, within the time period prescribed by Section 2.16 of the Credit Agreement, any amounts required to be paid by the Borrower under Section 2.16 of the Credit Agreement in the event the payment of any principal of any Eurodollar Loan or the conversion of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto is required in connection with the reallocation contemplated by this Section 3.

SECTION 4.                                       Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment, the redetermination of the Borrowing Base contained in Section 2 of this Amendment, and the increase and reallocation of the Commitments contained in Section 3 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 4.

4.1                               Execution and Delivery.  Each Credit Party, the Lenders (or at least the required percentage thereof), and the Administrative Agent shall have executed and delivered this Amendment.

4.2                               No Default.  No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.

4.3                               Fees.  The Borrower, the Administrative Agent and JP Morgan shall have executed and delivered a fee letter in connection with this Amendment, and the Administrative Agent and J.P. Morgan Securities LLC shall have each received, for its own account and for the account of the Lenders, the fees separately agreed upon in such fee letter.

4.4                               Certificates.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Credit Parties, this Amendment or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

4.5                               Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.                                       Post-Closing Covenant.  Within sixty (60) days following the Eighth Amendment Effective Date (or such longer period as permitted by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent (a) Mortgages and title information, in each case, reasonably satisfactory to the Administrative Agent with respect to the Borrowing Base Properties, or the portion thereof, as required by Sections 6.09 and 6.10 of the Credit Agreement and (b) amendments to the existing Mortgages, as requested by Administrative Agent to give effect to the amendments contained herein and otherwise in form and substance satisfactory to Administrative Agent.

SECTION 6.                                       Representations and Warranties of Credit Parties.  To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

6.1                               Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

6.2                               Corporate Authority; No Conflicts.  The execution, delivery and performance by each Credit Party of this Amendment are within such Credit Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon any Credit Party or result in the creation or imposition of any Lien upon any of the assets of any Credit Party except for Permitted Liens and otherwise as permitted in the Credit Agreement.

6.3                               Enforceability.  This Amendment constitutes the valid and binding obligation of the Borrower and each other Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

6.4                               No Default.  As of the date hereof, both before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 7.                                       Miscellaneous.

7.1                               Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party.  The Borrower and each Guarantor hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

7.2                               Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.3                               Legal Expenses.  Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

7.4                               Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

7.5                               Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.6                               Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

7.7                               Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

7.8                               Loan Document.  This Amendment shall constitute a Loan Document for all purposes and in all respects.

[Remainder of page intentionally blank.

Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

ANTERO RESOURCES CORPORATION
(formerly known as Antero Resources Appalachian
Corporation and successor by merger to each of
Antero Resources Arkoma LLC, Antero Resources
Piceance LLC and Antero Resources Pipeline LLC)

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Treasurer and Vice President,
Administration and Accounting

RESTRICTED SUBSIDIARIES:

ANTERO RESOURCES FINANCE
CORPORATION

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Treasurer and Vice President,
Administration and Accounting

ANTERO RESOURCES BLUESTONE LLC

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Vice President — Accounting &
Administration/Treasurer

SIGNATURE PAGE

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and a Lender

By:	/s/ David Morris
	Name:	David Morris
	Title:	Authorized Officer

SIGNATURE PAGE

WELLS FARGO BANK, N.A.,
as Syndication Agent and a Lender

By:	/s/ Suzanne Ridenhour
	Name:	Suzanne Ridenhour
	Title:	Director

SIGNATURE PAGE

UNION BANK, N.A.,
as Co-Documentation Agent and a Lender

By:	/s/ Lara Sorokolit
	Name:	Lara Sorokolit
	Title:	Vice President

SIGNATURE PAGE

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Co-Documentation Agent and a Lender

By:	/s/ Mark Roche
	Name:	Mark Roche
	Title:	Managing Director

By:	/s/ Michael D. Willis
	Name:	Michael D. Willis
	Title:	Managing Director

SIGNATURE PAGE

BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ Stephen Giacolone
	Name:	Stephen Giacolone
	Title:	Assistant Vice President

SIGNATURE PAGE

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Vanessa A. Kurbatskiy
	Name:	Vanessa A. Kurbatskiy
	Title:	Vice President

SIGNATURE PAGE

FIFTH THIRD BANK,
as a Lender

By:	/s/ Richard Butler
	Name:	Richard Butler
	Title:	Senior Vice President

SIGNATURE PAGE

COMERICA BANK,
as a Lender

By:	/s/ Ekaterina Evseev
	Name:	Ekaterina Evseev
	Title:	Assistant Vice President

SIGNATURE PAGE

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Christopher Reo Day
	Name:	Christopher Reo Day
	Title:	Authorized Signatory

By:	/s/ Michael Spaight
	Name:	Michael Spaight
	Title:	Authorized Signatory

SIGNATURE PAGE

KEY BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Joseph Scott
	Name:	Joseph Scott
	Title:	Senior Vice President

SIGNATURE PAGE

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Daniel K. Hansen
	Name:	Daniel K. Hansen
	Title:	Vice President

SIGNATURE PAGE

GUARANTY BANK AND TRUST COMPANY,
as a Lender

By:	/s/ Gail J. Nofsinger
	Name:	Gail J. Nofsinger
	Title:	Senior Vice President

SIGNATURE PAGE

CITIBANK, N.A.,
as a Lender

By:	/s/ Eamon Baqui
	Name:	Eamon Baqui
	Title:	Vice President

SIGNATURE PAGE

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Victor Ponce de León
	Name:	Victor Ponce de León
	Title:	Vice President

SIGNATURE PAGE

TORONTO DOMINION (NEW YORK) LLC,
as a Lender

By:	/s/ Masood Fikree
	Name:	Masood Fikree
	Title:	Authorized Signatory

SIGNATURE PAGE

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ James Giordano
	Name:	James Giordano
	Title:	Vice President

SIGNATURE PAGE

BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Melissa Guzmann
	Name:	Melissa Guzmann
	Title:	Vice President

SIGNATURE PAGE

SCHEDULE 1.01

Applicable Percentages and Commitments

Lender	Applicable Percentage	Commitment
JPMorgan Chase Bank, N.A.	10.285714286%	$180,000,000.00
Wells Fargo Bank, N.A.	10.285714286%	$180,000,000.00
Credit Agricole Corporate and Investment Bank	8.571428571%	$150,000,000.00
Union Bank, N.A.	7.428571429%	$130,000,000.00
Citibank, N.A.	7.428571429%	$130,000,000.00
Barclays Bank PLC	7.428571429%	$130,000,000.00
Capital One, National Association	7.428571429%	$130,000,000.00
Toronto Dominion (New York) LLC	5.142857143%	$90,000,000.00
Comerica Bank	5.142857143%	$90,000,000.00
BMO Harris Bank N.A.	5.142857143%	$90,000,000.00
U.S. Bank National Association	5.142857143%	$90,000,000.00
Credit Suisse AG, Cayman Islands Branch	5.142857143%	$90,000,000.00
Branch Banking and Trust Company	4.285714286%	$75,000,000.00
Fifth Third Bank	4.285714286%	$75,000,000.00
Bank of Scotland, plc	3.073684210%	$53,789,473.68
KeyBank National Association	2.971428570%	$52,000,000.00
Guaranty Bank and Trust Company	0.812030074%	$14,210,526.32
TOTAL	100.000000000%	$1,750,000,000.00